Exhibit 99.1

Signature Page

K-PRIME AG FINANCING LP	04/07/2026
By: K-PRIME Hedge-Finance GP Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-PRIME HEDGE-FINANCE GP LIMITED	04/07/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-PRIME AGGREGATOR L.P.	04/07/2026
By: K-SERIES PE HOLDINGS L.P., its general partner By: K-Series PE GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-SERIES PE HOLDINGS L.P.	04/07/2026
By: K-Series PE GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-PRIME PE GP LLC	04/07/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES GROUP L.P.	04/07/2026
By: KKR Associates Group GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR ASSOCIATES GROUP GP LLC	04/07/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary